                                                                    EXHIBIT 10.5

================================================================================



                                CREDIT AGREEMENT


                          Dated as of October 3, 1997


                                     Among


                        DAXBOURNE INTERNATIONAL LIMITED
                            SPECIALTY CATALOG CORP.
                        SC CORPORATION, d/b/a SC DIRECT
                              SC PUBLISHING, INC.

                                      and

                               BANKBOSTON, N.A.,
                       acting through its London Branch


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                               Page
                                                                                               ----

ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS................................................     1
     Section 1.1.   Definitions.............................................................     1
     Section 1.2.   Accounting Terms........................................................    13

ARTICLE 2.  THE CREDITS.....................................................................    13
     Section 2.1.   The Revolving Credit....................................................    13
     Section 2.2.   Requests for Revolving Credit Advances..................................    13
     Section 2.3.   Interest on Revolving Credit Advances...................................    14
     Section 2.4.   Sterling Overdraft......................................................    14
     Section 2.5.   Interest on the Sterling Overdraft......................................    14
     Section 2.6.   The Term Loan...........................................................    14
     Section 2.7.   Interest on Term Loan...................................................    15
     Section 2.8.   Additional Payments.....................................................    15
     Section 2.9.   Set-Off; Computation of Interest; Etc...................................    15
     Section 2.10.  Commitment Fee..........................................................    16
     Section 2.11.  Increased Costs, Etc....................................................    16
     Section 2.12.  Changed Circumstances...................................................    17
     Section 2.13.  Use of Proceeds.........................................................    18

ARTICLE 3.  CONDITIONS OF THE CREDITS.......................................................    19
     Section 3.1.   Conditions to Term Loan and First Revolving Credit Advance..............    19
     Section 3.2.   Conditions to All Revolving Credit Advances.............................    20

ARTICLE 4.  PAYMENT AND REPAYMENT...........................................................    21
     Section 4.1.   Mandatory Prepayments...................................................    21
     Section 4.2.   Voluntary Prepayments...................................................    22
     Section 4.3.   Payment and Interest Cutoff.............................................    22
     Section 4.4.   Payments Not at End of Interest Period..................................    22

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES..................................................    23
     Section 5.1.   Corporate Existence, Charter Documents, Etc.............................    23
     Section 5.2.   Principal Place of Business; Location of Records........................    23
     Section 5.3.   Qualification...........................................................    24
     Section 5.4.   Subsidiaries............................................................    24
     Section 5.5.   Corporate Power.........................................................    24
     Section 5.6.   Valid and Binding Obligations...........................................    25
     Section 5.7.   Other Agreements........................................................    25
     Section 5.8.   Payment of Taxes........................................................    25
     Section 5.9.   Financial Statements....................................................    25
     Section 5.10.  Other Materials Furnished...............................................    26


                                      (i)


     Section 5.11.  Stock...................................................................    26
     Section 5.12.  Changes in Condition....................................................    26
     Section 5.13.  Assets, Licenses, Etc...................................................    26
     Section 5.14.  Litigation..............................................................    27
     Section 5.15.  Pension Plans...........................................................    27
     Section 5.16.  Outstanding Indebtedness................................................    27
     Section 5.17.  Environmental Matters...................................................    27
     Section 5.18.  Foreign Trade Regulations...............................................    29
     Section 5.19.  Governmental Regulations................................................    29
     Section 5.20.  Margin Stock............................................................    29
     Section 5.21.  Confirmation of Representations and Warranties..........................    29
     Section 5.22.  Operation of Business on Consolidated Basis.............................    29
     Section 5.23.  Daxbourne Acquisition...................................................    29
     Section 5.24.  Landlord Consents and Waivers...........................................    30

ARTICLE 6.  REPORTS AND INFORMATION.........................................................    30
     Section 6.1.   Interim Financial Statements and Reports................................    30
     Section 6.2.   Annual Financial Statements.............................................    30
     Section 6.3.   Notice of Defaults......................................................    30
     Section 6.4.   Notice of Litigation....................................................    30
     Section 6.5.   Communications with Others..............................................    31
     Section 6.6.   Reportable Events.......................................................    31
     Section 6.7.   Reports to other Creditors..............................................    31
     Section 6.8.   Communications with Independent Public Accountants......................    31
     Section 6.9.   Environmental Reports...................................................    31
     Section 6.10.  Miscellaneous...........................................................    32
     Section 6.11.  Notice of Notice under Daxbourne Acquisition Documents..................    32

ARTICLE 7.  FINANCIAL COVENANTS.............................................................    32
     Section 7.1.   Ratio of Consolidated Senior Funded Debt to Consolidated
                    EBITDA..................................................................    32
     Section 7.2.   Ratio of Consolidated Operating Cash Flow to Consolidated Total
                    Debt Service............................................................    32
     Section 7.3.   Minimum Consolidated EBITDA.............................................    33

ARTICLE 8.  AFFIRMATIVE COVENANTS............................................................   33
     Section 8.1.   Existence and Business...................................................   33
     Section 8.2.   Taxes and Other Obligations..............................................   33
     Section 8.3.   Maintenance of Properties and Leases.....................................   34
     Section 8.4.   Insurance................................................................   34
     Section 8.5.   Records, Accounts and Places of Business.................................   34
     Section 8.6.   Inspection...............................................................   34
     Section 8.7.   Maintenance of Accounts..................................................   34


                                      (ii)


ARTICLE 9.  NEGATIVE COVENANTS..............................................................    35
     Section 9.1.   Restrictions on Indebtedness............................................    35
     Section 9.2.   Restriction on Liens....................................................    35
     Section 9.3.   Restrictions on Asset Acquisition.......................................    37
     Section 9.4.   Investments.............................................................    37
     Section 9.5.   Dispositions of Assets..................................................    38
     Section 9.6.   Assumptions, Guaranties, Etc. of Indebtedness of Other Persons..........    38
     Section 9.7.   Mergers, Etc............................................................    38
     Section 9.8.   ERISA...................................................................    39
     Section 9.9.   Distributions...........................................................    39
     Section 9.10.  Sale and Leaseback......................................................    39
     Section 9.11.  Transactions with Affiliates............................................    39

ARTICLE 10.  EVENTS OF DEFAULT AND REMEDIES.................................................    39
     Section 10.1.  Events of Default.......................................................    39
     Section 10.2.  Remedies................................................................    41

ARTICLE 11.  WAIVERS; AMENDMENTS; REMEDIES..................................................    42

ARTICLE 12.  INDEMNIFICATION................................................................    42

ARTICLE 13.  MISCELLANEOUS..................................................................    43
     Section 13.1.  Successors and Assigns..................................................    43
     Section 13.2.  Notices.................................................................    44
     Section 13.3.  Merger..................................................................    44
     Section 13.4.  Governing Law; Jurisdiction.............................................    45
     Section 13.5.  Counterparts............................................................    45
     Section 13.6.  Expenses................................................................    45
     Section 13.7.  Reliance on Representations and Actions of the Parent...................    46
     Section 13.8.  WAIVER OF JURY TRIAL....................................................    46

                                     (iii)

LIST OF EXHIBITS AND SCHEDULES

Exhibit A         Form of Revolving Credit Note
Exhibit B         Form of Term Note
Exhibit D         Form of Compliance Certificate
Exhibit C         Reserve Requirement
Exhibit H         Form of Landlord Consent and Waiver
Exhibit J         Opinion of Borrower's Counsel

Schedule 5.4      Schedule of Subsidiaries
Schedule 5.8      Schedule of Payment of Taxes
Schedule 5.9      Schedule of Financial Statements
Schedule 5.11     Schedule of Issued and Outstanding Stock
Schedule 5.12     Schedule of Changes in Condition
Schedule 5.13(a)  Schedule of Lien, Encumbrances, Indebtedness and
                   Capitalized Lease Obligations
Schedule 5.13(b)  Schedule of Patents, Trademarks, Copyrights and Licenses
Schedule 5.15     Schedule of Pension Plans
Schedule 5.16     Schedule of Outstanding Indebtedness
Schedule 5.17     Environmental Matters
Schedule 8.4      Schedule of Insurance

                                      (iv)

                                CREDIT AGREEMENT


     This CREDIT AGREEMENT is entered into as of October 3, 1997 by and among DAXBOURNE INTERNATIONAL LIMITED (Registered No. 3369640), a private company limited by shares formed under the laws of England and Wales (the "Borrower"), and SPECIALTY CATALOG CORP., a Delaware corporation (the "Parent"), SC CORPORATION, a Delaware corporation d/b/a SC Direct ("SC Direct"), and SC PUBLISHING, INC., a Delaware corporation ("SC Publishing") (the Parent, SC Direct and SC Publishing each being referred to as a "Guarantor" and collectively the "Guarantors"), and BANKBOSTON, N.A., a national banking association acting through its London Branch (the "Bank").

                                    Recitals
                                    --------

     WHEREAS, the Borrower, the Parent and SC Direct desire to finance the acquisition of the assets of Daxbourne (as defined below); and

     WHEREAS, the Borrower desires to arrange for credit facilities for its capital expenditures and working capital needs; and

     WHEREAS, the Borrower, the Parent and SC Direct have requested that the Bank make facilities available to the Borrower in aggregate up to the Sterling Equivalent of $4,000,000 by way of a Term Loan of the Sterling Equivalent of $1,800,000 and Revolving Credit Advances (to include a Sterling Overdraft option) of up to the Sterling Equivalent of $2,200,000; and

     WHEREAS, all of the obligations of the Borrower under this Agreement will be secured by a first perfected security interest in all tangible and intangible assets, now owned or hereafter acquired by the Borrower, including a pledge of all of the share capital of its subsidiaries and all such obligations will be unconditionally guaranteed by the Guarantors; and

     WHEREAS, the Bank is willing to provide the credit facilities described herein on the terms and conditions set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the Borrower and the Guarantors, jointly and severally, and the Bank hereby agree as follows:


                 ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS

     Sec  Definitions.  In addition to the terms defined elsewhere in this
          -----------
Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, agreement, certificate, report or other document made or delivered in connection with this Agreement:

          "Affiliate" shall mean (a) any director or officer of the Parent or
           ---------
     any Subsidiary, (b) any Person owning 10% or more of any class of capital stock of the Parent or any Subsidiary and (c) any Person that controls, is controlled by or is under common control with the Parent or any Subsidiary. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Credit Agreement, as amended or
           ---------
     supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated, as amended and supplemented from time to time.

          "Applicable Commitment Fee Rate" shall mean (a) 0.50% per annum at all
           ------------------------------
     times when the Applicable Margin is at Level I or II and (b) 0.375% per annum at all times when the Applicable Margin is at Levels III or IV.

          "Applicable Margin" (a) shall mean at all times except as provided in
           -----------------
     clause (b) below, 2.75% per annum with respect to the Sterling Overdraft and 2.50% per annum with respect to Sterling LIBOR Rate Loans, and (b) from the Closing Date and thereafter, so long as no Default is outstanding the Applicable Margin shall mean the Applicable Sterling Base Rate Margin, with respect to the Sterling Overdraft, and the Applicable Sterling LIBOR Rate Margin, with respect to Sterling LIBOR Rate Loans, respectively, in each case as set forth below based on the Consolidated Leverage Ratio (as defined in Section 7.1) as of the end of the previous quarter and determined and adjusted on each Applicable Margin Determination Date:

                                                    Applicable       Applicable
                                                  Sterling Base    Sterling LIBOR
 Level      Consolidated Leverage Ratio            Rate Margin      Rate Margin
 -----      ---------------------------            -----------      -----------

I          Greater than 3.00-to-1.00                  2.75%            2.50%

II         Greater than 2.50-to-1.00 but
           less than or equal to 3.00-to-1.00          2.50%            2.25%

III        Greater than 2.00-to-1.00 but
           less than or equal to 2.50-to-1.00          2.25%            2.00%

IV         Less than or equal to 2.00-to-1.00          2.00%            1.75%

          "Applicable Margin Determination Date" shall mean the date that the
           ------------------------------------
     Parent delivers a Compliance Certificate to the Bank in accordance with the requirements of Section 3.1(h) or 6.1, as the case may be.

          "Applicable Sterling Base Rate" shall mean the Sterling Base Rate plus
           -----------------------------
     the Applicable Margin plus any Reserve Requirement costs.

          "Applicable Sterling LIBOR Rate" shall mean the Sterling LIBOR Rate
           ------------------------------
     plus the Applicable Margin plus any Reserve Requirement costs.

          "Bank Agreement" shall mean this Agreement, the Revolving Credit Note,
           --------------
     the Term Note, the Security Agreement, the Domestic Credit Agreement and the other "Bank Agreements" as defined therein, and any other present or future agreement from time to time entered into between the Parent or any Subsidiary and the Bank, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Parent or any Subsidiary to the Bank in connection therewith.

          "Bank Obligations" shall mean all present and future obligations and
           ----------------
     Indebtedness of the Parent and its Subsidiaries owing to the Bank under this Agreement, the Domestic Credit Agreement or any other Bank Agreement, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Revolving Credit Note, the Term Note, the obligations under the Domestic Credit Agreement and obligations to pay interest, commitment fees, balance deficiency fees, charges, expenses and indemnification from time to time owed under any Bank Agreement.

          "Business Day" shall mean a day other than a Saturday or Sunday on
           ------------
     which the Bank shall be open to conduct a commercial banking business in London, England.

          "Capital Assets" shall mean fixed assets, both tangible (such as land,
           --------------
     buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided, however, that Capital Assets shall not include any item customarily charged directly as an expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

          "Capital Expenditures" shall mean amounts paid or incurred, including
           --------------------
     indebtedness incurred, by the Parent or any of its Subsidiaries in connection with the purchase or lease by the Parent or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of the Parent or such Subsidiary in accordance with generally accepted accounting principles.

          "Capitalized Lease" shall mean any lease which is or should be
           -----------------
     capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

          "Capitalized Lease Obligations" shall mean the amount of the liability
           -----------------------------
     reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

          "Closing Date" shall mean the date on which all of the conditions set
           ------------
     forth in Section 3.1 have been satisfied.

          "Collateral" shall mean all accounts receivable, inventory, equipment,
           ----------
     Pledged Shares and Related Collateral and all other property of the Parent or any of its Subsidiaries or another Person, now owned or hereafter acquired which is designated as collateral and in which the Bank is granted a lien to secure any of the Bank Obligations pursuant to the Security Agreement or otherwise (whether or not such agreement makes reference to this Agreement or the Bank Obligations).

          "Compliance Certificate" shall mean a certificate in the form of
           ----------------------
     Exhibit D hereto and executed by the chief executive officer or chief
     ---------
     financial officer of the Parent.

          "Consolidated" and "Consolidating," and "consolidated" and
           ------------       -------------        ------------
     "consolidating" when used with reference to any term, mean that term as
     --------------
     applied to the accounts of the Parent (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated in accordance with generally accepted accounting principles and with appropriate deductions for minority interests (if any) in Subsidiaries, as required by generally accepted accounting principles.

          "Consolidated Current Liabilities" shall mean, at any date as of which
           --------------------------------
     the amount thereof shall be determined, all liabilities of the Parent and its Subsidiaries which should properly be classified as current in accordance with generally accepted accounting principles consistently applied, including, without limitation, all fixed prepayments of, and sinking fund payments with respect to, Indebtedness and all estimated taxes of the Parent and its Subsidiaries required to be made within one year from the date of determination.

          "Consolidated EBITDA" shall mean for any period the sum of (a)
           -------------------
     Consolidated Net Income plus (b) all amounts deducted in computing
                             ----
     Consolidated Net Income in respect of (i) interest expense on Indebtedness,
     (ii) taxes based on or measured by income, and (iii) depreciation and amortization expense, in each case for the period under review; provided, however, that (A) in calculating EBITDA of the
                   -----------------
     Parent and its Domestic Subsidiaries for periods that include results through the fiscal quarter ending in December, 1996, the following assumed amounts shall be used in place of actual amounts:

         Quarter Ending               Assumed EBITDA (000s)
         ----------------             ---------------------
         September, 1996                    $1,226

         December, 1996                     $1,998

     and (B) unless otherwise specified, in calculating U.K. EBITDA for periods that include results through the fiscal quarter ending in September, 1997, an assumed amount of $260,000 per quarter shall be used in place of actual amounts.

          "Consolidated Net Income" shall mean the net income (or deficit) from
           -----------------------
     operations of the Parent and its Subsidiaries, after taxes, determined in accordance with generally accepted accounting principles consistently applied.

          "Consolidated Operating Cash Flow" shall mean (a) Consolidated EBITDA
           --------------------------------
     less (b) the sum of (i) Capital Expenditures plus (ii) consolidated cash payments for taxes for the applicable period; provided, however, in
                                                   --------  -------
     calculating Consolidated Operating Cash Flow for any period including any fiscal quarter ending on or before October 3, 1998, there shall not be deducted as a Capital Expenditure amounts expended for certain computer equipment under the Master Lease described in Schedule 5.13(a) up to an
                                                   ----------------
     aggregate of $500,000.

          "Consolidated Senior Funded Debt" shall mean (a) all Indebtedness of
           -------------------------------
     the Parent and its Subsidiaries for borrowed money (including Capitalized Lease Obligations but excluding trade accounts payable and contingent obligations) less (b) all Subordinated Indebtedness of the Parent and its
                  ----
     Subsidiaries.

          "Consolidated Total Debt Service" shall mean for any period the sum of
           -------------------------------
     (a) interest expense for such period, plus (b) principal payments on
                                           ----
     Indebtedness required to be made during such period; provided, however,
                                                          -----------------
     that with respect to periods prior to the Closing, Consolidated Total Debt Service shall be calculated on the assumption that (i) there were principal payments in the third and fourth quarter of fiscal 1996 of $250,000 and $500,000, respectively, and principal payments in the third and fourth quarter of fiscal 1997 of $250,000 and $500,000, respectively, (ii) interest on the amount of indebtedness of the Parent and its Domestic Subsidiaries paid down at the closing of the Domestic Credit Agreement (less cash balances of $2,699,790 on hand at the closing of the Domestic Credit Agreement) accrued at a rate equal to 8.06% and

     (iii) interest expense for Daxbourne for periods prior to September 30, 1997 is assumed to be $83,000 per quarter.

          "Daxbourne" shall mean Daxbourne Limited (Registered No. 1320298), a
           ---------
     private company limited by shares formed under the laws of England and Wales ("Daxbourne Limited"), together with its wholly-owned Subsidiaries, including Postinstant Limited (Registered No. 1559076), a private company limited by shares formed under the laws of England and Wales ("Postinstant"), and M.C. Hairways Limited (Registered No. 2758010), a private company limited by shares formed under the laws of England and Wales ("M.C. Hairways").

          "Daxbourne Acquisition" shall mean the acquisition by the Borrower of
           ---------------------
     all of the assets of Daxbourne pursuant to the Daxbourne Acquisition Documents.

          "Daxbourne Acquisition Documents" shall mean (a) the asset purchase
           -------------------------------
     agreement dated October 3, 1997 by and among the Borrower, Daxbourne Limited, Postinstant and M.C. Hairways (the "Daxbourne Asset Purchase Agreement"), (b) the Disclosure Letter, and (c) all related documents and instruments.

          "Default" shall mean an Event of Default or an event or condition
           -------
     which with the passage of time or giving of notice, or both, would become such an Event of Default.

          "Disclosure Letter" shall mean that certain Disclosure Letter dated
           -----------------
     October 3, 1997, from Curry Ch Hausmann Popeck, solicitors for Daxbourne, addressed to Dibb Lupton Alsop, solicitors acting for the Borrower in connection with the Daxbourne Acquisition, together with the Schedules thereto and the documents comprised in the Agreed Bundle referred to therein.

          "Distribution" shall mean as to any Person:  (a) the declaration or
           ------------
     payment of any dividend on or in respect of any shares of any class of capital stock of such Person, other than dividends payable solely in shares of common stock of such Person, (b) the purchase, redemption, or other acquisition or retirement of any shares of any class of capital stock of such Person directly or indirectly, (c) any other distribution on or in respect of any shares of any class of capital stock of such Person, (d) any setting apart or allocating any sum for the payment of any dividend or distribution, or for the purchase, redemption or retirement of any shares of capital stock of such Person, and (e) any payment of principal of any Subordinated Indebtedness other than a Permitted Restricted Payment.

          "Domestic Credit Agreement" shall mean the Credit and Guaranty
           -------------------------
     Agreement, dated as of March 12, 1997, as amended, by and among the Guarantors and the Bank.

          "Domestic Subsidiaries" shall mean the Subsidiaries of the Parent
           ---------------------
     organized under the laws of any one of the states of the United States, including without limitation the state of Delaware.

          "EBITDA" shall mean for any Person for any period the sum of (a) the
           ------
     net income (or deficit) of such Person from operations, after taxes, determined in accordance with generally accepted accounting principles consistently applied, plus (b) all amounts deducted in computing such net income in respect of (i) interest expense on Indebtedness, (ii) taxes based on or measured by income, and (iii) depreciation and amortization expense, in each case for the period under review.

          "Environmental Law" means any judgment, decree, order, law, license,
           -----------------
     rule or regulation pertaining to environmental matters, or any European Union, federal, state, county or local statute, regulation, ordinance, order or decree relating to public health, welfare, the environment, or to the storage, handling, use or generation of hazardous substances in or at the workplace, worker health or safety, whether now existing or hereafter enacted.

          "ERISA" shall mean the United States Employee Retirement Income
           -----
     Security Act of 1974, as amended from time to time.

          "Event of Default" shall have the meaning set forth in Section 10.1
           ----------------
     hereof.

          "Generally accepted accounting principles" shall mean generally
           ----------------------------------------
     accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
     state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranty" or "Guarantee" or "Guaranties" shall include any
           --------      ---------      ----------
     arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

          "Indebtedness" shall mean, as to any Person, all obligations,
           ------------
     contingent and otherwise, which in accordance with generally accepted accounting principles consistently applied should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired by such Person whether or not the liability secured thereby shall have been assumed, letters of credit open for account, obligations under acceptance facilities, Capitalized Lease Obligations and all obligations on account of Guaranties, endorsements and any other contingent obligations in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

          "Interest Period" shall mean with respect to each Sterling LIBOR Rate
           ---------------
     Loan the period commencing on the date of such Sterling LIBOR Rate Loan and ending one, two, three or six months thereafter, as the Parent or the Borrower may request in a Pricing Notice, provided that:

               (i) any Interest Period (other than an Interest Period determined pursuant to clause (ii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise end (a) after the Term Loan Maturity Date with respect to a Sterling LIBOR Rate Loan representing all or a portion of the Term Loan shall end on the Term Loan Maturity Date, and (b) after the Revolving Credit Termination Date with respect to a Sterling LIBOR Rate Loan representing a Revolving Credit Advance shall end on the Revolving Credit Termination Date; and

               (iii) notwithstanding clause (ii) above, no Interest Period shall have a duration of less than one month without the Bank's prior written consent, and if any Interest Period applicable to any Sterling LIBOR Rate Loan would be for a shorter period, such Interest Period shall not be available hereunder; provided, however, that if the Borrower makes a
                                 --------  -------
     request for an Interest Period with a duration of less than one month, in an amount and for a duration coinciding with a scheduled installment due date pursuant to Section 2.6 hereof, the Bank shall so provide its written consent.

          "Investment" shall mean (a) any stock, evidence of Indebtedness or
           ----------
     other security of another Person, (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, and (c) any purchase of (i) stock or other securities of another Person or (ii) any business or undertaking of another Person (whether by purchase of assets or securities), any commitment or option to make any such purchase if, in the case of an option, the aggregate consideration paid for such option was in excess of $100, or (d) any other investment, in all cases whether existing on the date of this Agreement or thereafter made.

          "Landlord's Consent and Waiver" shall mean the Landlord's Consent and
           -----------------------------
     Waiver executed by the Borrower in connection herewith substantially in the form of Exhibit H hereto.
             ---------

          "Maximum Revolving Credit Amount" shall mean as of any date of
           -------------------------------
     determination (Pounds)1,362,229.10; provided that if the obligation of the Bank to make further Revolving Credit Advances and Sterling Overdrafts is terminated upon the occurrence of an Event of Default, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be (Pounds)0.

          "Net Cash Proceeds" means, with respect to (a) any sale, lease,
           -----------------
     transfer or other disposition of any asset, or (b) the incurrence or issuance of any Indebtedness for borrowed money except for the Bank Obligations hereunder, including Capitalized Lease Obligations or (c) the sale or issuance of any capital stock or other ownership or profit interest, any equity securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (i) brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar transaction fees and commissions, (ii) the amount of taxes payable in connection with or as a result of such transaction and (iii) the amount of any Indebtedness secured by a lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof and are, in the case of clauses (i) and (iii), at the time of receipt of such cash, actually paid to a Person that is not the Parent, any Subsidiary or any Affiliate and, in the case of clause (ii), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, actually paid to a Person that is not the Parent, any Subsidiary or any Affiliate.

          "1996 Financial Statements" shall mean the Consolidated Balance Sheet
           -------------------------
     of the Parent and its Subsidiaries as of December 28, 1996 and the related Consolidated Statements of Operations, Stockholders' Equity (Deficit) and Cash Flows for the year then ended and notes to such financial statements, audited by Deloitte & Touche.

          "1997 Daxbourne Financial Statements" shall mean the balance sheets of
           -----------------------------------
     Daxbourne Limited and each of its Subsidiaries as of April 30, 1997 and the related statements of operations for each of them for the year then ended and notes to such financial statements, audited by F.L.R. Linington FAPA, ATII.

          "Pension Plan" shall mean an employee benefit plan or other plan
           ------------
     maintained for the employees of the Parent or any Subsidiary, including as described in Section 4021(a) of ERISA.

          "Permitted Acquisition" shall mean an acquisition by the Parent or a
           ---------------------
     Subsidiary of all of the capital stock of a Person, or all or substantially all of the assets of or a line of business conducted by a Person so long as
     (a) the Person so acquired is engaged in, or the assets or line of business so acquired will be used in the wig business, and (b) the aggregate purchase price for any such acquisition including cash, property or stock, does not exceed $750,000.

          "Person" shall mean an individual, corporation, partnership, joint
           ------
     venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

          "Pledge Agreement" shall mean the Stock Pledge Agreement from SC
           ----------------
     Direct to the Bank, dated as of March 12, 1997, as amended or supplemented from time to time.

          "Pledged Shares" shall mean the shares of capital stock and other
           --------------
     interests and rights pledged to the Bank under the Pledge Agreement.

          "Pounds Sterling" shall mean freely transferable lawful currency of
           ---------------
     the United Kingdom.

          "Pricing Notice" shall have the meaning set forth in Section 2.7.
           --------------

          "Qualified Bank" shall mean a Person which is a bank (as that term is
           --------------
     defined in Section 840A of the Income Incorporation Taxes Act 1988) and which is within the charge to UK corporation tax as regards any interest payable to it or receivable or received by it (as the case may be) under or in connection with this Agreement.

          "Related Collateral" shall mean all general intangibles; keyman life
           ------------------
     insurance policies (if any) owned by the Borrower and payable to the Borrower; trade names, trademarks and trade secrets; patents, copyrights and other intellectual property; customers lists; mailing lists; goodwill; cash; deposit accounts; tax refunds; claims under insurance policies (whether or not proceeds of other Collateral); rights of set off; rights under judgments; tort claims and chooses in action; computer programs and software; books and records (including without limitation all electronically recorded data); contract rights; and all contracts and agreements to which any Person is a party or beneficiary, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or belonging to any Person.

          "Reportable Event" shall mean an event reportable to the Pension
           ----------------
     Benefit Guaranty Corporation under Section 4043 of Title IV of ERISA.

          "Reserve Requirement" shall mean in respect of any period, the
           -------------------
     percentage rate per annum given by the formula set out in Exhibit C.

          "Revolving Credit Advance" shall mean any loan or advance from the
           ------------------------
     Bank to the Borrower pursuant to Section 2.1 of this Agreement.

          "Revolving Credit Note" shall mean the Revolving Credit Note executed
           ---------------------
     by the Borrower in connection herewith in the form of Exhibit A hereto.
                                                           ---------

          "Revolving Credit Termination Date" shall mean October 3, 2001.
           ---------------------------------

          "SC Publishing Disposition" shall mean the sale of all of the capital
           -------------------------
     stock of SC Publishing or the sale in one or more transactions of all or substantially all of the assets of SC Publishing, or any of its divisions, in either case to a Person which is not an Affiliate of the Parent or any of its Subsidiaries and which transaction or transactions, as the case may be, are consummated in full on or before June 30, 1998.

          "Security Agreement" shall mean the Debenture from the Borrower to the
           ------------------
     Bank of even date herewith, as amended or supplemented from time to time.

          "Sterling Base Rate" shall mean the rate announced by the Bank's
           ------------------
     London Branch from time to time as its Sterling Base Rate.

          "Sterling Equivalent" shall mean, at any time for the computation
           -------------------
     thereof, the amount of Pounds Sterling which could be purchased with the amount of U.S. Dollars involved in such computation at the spot exchange rate therefor as quoted by the Bank as of 11:00 a.m. (London time) on the date two Business Days prior to the date of any computation thereof for purchase on such date.

          "Sterling LIBOR Rate" shall mean for any Interest Period for any
           -------------------
     Sterling LIBOR Rate Loan, the rate of interest determined by the Bank, at about 11:00 a.m. (London time) on the Sterling LIBOR Rate Fixing Day as being the rate at which deposits in Pounds Sterling are offered to it by first-class banks in the London interbank market for deposit for such Interest Period in amounts comparable to the aggregate principal amount of Sterling LIBOR Rate Loans to which such Interest Period relates.

          "Sterling LIBOR Rate Fixing Day" shall mean, in the case of any
           ------------------------------
     Sterling LIBOR Rate Loan, the first day of an Interest Period.

          "Sterling LIBOR Rate Loan" shall mean any Revolving Credit Advance
           ------------------------
     upon which interest will accrue on the basis of a formula including as a component thereof the Sterling LIBOR Rate. The expiration date of any Sterling LIBOR Rate Loan shall be the last day of the Interest Period applicable to such Sterling LIBOR Rate Loan.

          "Sterling Loan" shall mean a loan made in Pounds Sterling (including
           -------------
     the Term Loan, Revolving Credit Advances and amounts outstanding under the Sterling Overdraft).

          "Sterling Overdraft" shall mean the facility made available by the
           ------------------
     Bank to the Borrower pursuant to Section 2.4, and where the context requires, such amounts outstanding under such facility.

          "Subordinated Indebtedness" shall mean Indebtedness of the Borrower
           -------------------------
     which is subordinated to the Indebtedness of the Borrower hereunder and under the Revolving Credit Note and the Term Note and to all other Bank Obligations, on terms and conditions approved in writing by the Bank.

          "Subsidiary" shall mean any Person of which the Parent or other
           ----------
     specified parent shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

          "Term Loan" shall mean the term loan made by the Bank to the Borrower
           ---------
     under Section 2.7 hereof.

          "Term Loan Maturity Date" shall mean October 3, 2001.
           -----------------------

          "Term Note" shall mean the Term Note executed by the Borrower in
           ---------
     connection herewith in the form of Exhibit B hereto.
                                        ---------

          "U.K. EBITDA" shall mean consolidated EBITDA for the U.K.
           -----------
     Subsidiaries; provided, however, that, unless otherwise specified, in calculating U.K. EBITDA for periods that include results through the fiscal quarter ending in September, 1997, $260,000 per quarter shall be used in place of actual amounts:

          "U.K. Subsidiaries" shall mean the Subsidiaries of the Parent formed
           -----------------
     under the laws of England and Wales.

     Section 1.2 Accounting Terms. All accounting terms used and not defined in
                 ----------------
this Agreement shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data relating to the Parent or the Domestic Subsidiaries and all consolidated financial data of the Parent and its Subsidiaries required to be delivered hereunder shall be prepared in accordance with U.S. generally accepted accounting principles consistently applied, and all financial data relating only to the U.K. Subsidiaries shall be prepared in accordance with U.K. generally accepted accounting principles consistently applied.


                            ARTICLE 2.  THE CREDITS

     Section 2.1 The Revolving Credit. Subject to the terms and conditions
                 --------------------
hereof and so long as there is no Default, the Bank will make Revolving Credit Advances, to the Borrower, from time to time, until the Revolving Credit Termination Date, as requested by the Borrower or the Parent, as agent for the Borrower in accordance with Section 2.2; provided that the aggregate principal amount of all Revolving Credit Advances at any time outstanding hereunder shall not exceed the Maximum Revolving Credit Amount. The Borrower shall execute and deliver to the Bank the Revolving Credit Note to evidence the Revolving Credit Advances. Subject to the foregoing limitations and the provisions of Section 4.1 below, the Borrower may borrow, repay pursuant to Section 4.2 and reborrow Revolving Credit Advances hereunder from the date of this Agreement to the Revolving Credit Termination Date.

     Section 2.2. Requests for Revolving Credit Advances. Subject to all the
                  --------------------------------------
terms and conditions hereof and so long as there exists no Default, each Revolving Credit Advance shall be made on notice given by the Parent or the Borrower to the Bank to be received not later than 10:00 a.m. (London time) on the date two Business Days prior to the Interest Period selected in the notice (a "Notice of Revolving Credit"). Each such Notice of Revolving Credit shall be by telephone or telecopy, and if by telephone, confirmed immediately in writing by the Parent or the Borrower, as the case may be, specifying therein (a) the requested date of such Revolving Credit Advance, (b) the amount of such Revolving Credit Advance (which must be a minimum of (Pounds)250,000) and (c) the duration of the applicable Interest Period. The Borrower agrees to indemnify and hold the Bank harmless for any action, including the making of any Revolving Credit Advances hereunder, or loss or expense, taken or incurred by the Bank in good faith reliance upon any such telephone request. At the time of the initial request for a Revolving Credit Advance made under this Section 2.2, the Borrower or the Parent shall have provided the Bank with a Compliance Certificate as described in Section 3.1(h). The Borrower hereby agrees (i) that the Bank shall be entitled to rely upon the Compliance Certificate most recently delivered to the Bank until it is superseded by a more recent Compliance Certificate, and
(ii) that each request for a Revolving Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Bank's possession.

     Section 2.3. Interest on Revolving Credit Advances. Interest on Revolving
                  -------------------------------------
Credit Advances shall accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable Sterling LIBOR Rate and shall be paid at the last day of the applicable Interest Period and on the last day of every third month during an Interest Period longer than three months and when such Revolving Credit Advance is due (whether at maturity, by reason of acceleration or otherwise) until all of the Indebtedness of the Borrower to the Bank under the Revolving Credit Note shall have been paid in full.

     Section 2.4. Sterling Overdraft. Until the Revolving Credit Termination
                  ------------------
Date the Borrower shall be able to overdraw on its current account at the Bank's London branch up to an amount equivalent to the difference between (a) the amount of all then outstanding Revolving Credit Advances and (b) the Maximum Revolving Credit Amount and provided that the amount of any outstanding overdraft shall be treated as a Revolving Credit Advance to the Borrower and reduce the Maximum Revolving Credit Amount (Pounds) to (Pounds) for the amount overdrawn. The Sterling Overdraft shall be repaid on demand by the Bank.

     Section 2.5. Interest on the Sterling Overdraft. Interest shall be charged
                  ----------------------------------
on the Sterling Overdraft at the Applicable Sterling Base Rate and interest and any other charges shall be debited to the Borrower's current account with the Bank's London Branch on the last day of each month or at such other times (no more frequently than once per month so long as no Default exists) as determined by the Bank and such interest will be calculated on the basis of actual days elapsed over a 365 day year.

     Section 2.6. The Term Loan. On the Closing Date, the Bank will make a term
                  -------------
loan to the Borrower in the amount of (Pounds)1,114,551.08. On the Closing Date, the Borrower will execute and deliver to the Bank the Term Note to evidence the Term Loan. The principal amount of the Term Loan will be repaid in quarterly installments, payable on the first day of each quarter (i.e. April, July, October and January), as follows:

               Quarterly Payment Date            Amount
               ----------------------            ------

               January 1, 1998             (Pounds)30,959.75
               July 1, 1998                (Pounds)30,959.75
               October 1, 1998             (Pounds)61,919.50
               January 1, 1999             (Pounds)69,659.44
               July 1, 1999                (Pounds)69,659.44
               October 1, 1999            (Pounds)139,318.89
               January 1, 2000             (Pounds)77,399.38
               July 1, 2000                (Pounds)77,399.38
               October 1, 2000            (Pounds)154,798.76
               January 1, 2001             (Pounds)99,071.21
               July 1, 2001                (Pounds)99,071.21
               Term Loan Maturity Date    (Pounds)204,334.37

     Section 2.7 Interest on Term Loan. The Borrower shall pay interest on the
                 ---------------------
unpaid balance of the Term Loan from time to time outstanding at a per annum rate equal to the Applicable Sterling LIBOR Rate. Interest shall be paid on the last day of the applicable Interest Period and on the last day of every third month during an Interest Period longer than three months and when the Term Loan is due (whether at maturity, by reason of acceleration or otherwise) until the Term Note shall have been paid in full.

     Section 2.8 Additional Payments.
                 -------------------

          (a) During the continuance of any Event of Default, the Borrower shall pay to the Bank additional interest on the unpaid principal balance of the Revolving Credit Advances (including Sterling Overdrafts) and the Term Loan and, to the extent permitted by law, on any overdue installments of interest, at a rate per annum equal to the applicable interest rates under the Revolving Credit Note and the Term Note plus 2%.

          (b) If a payment of principal or interest hereunder is not made within 10 days after its due date, and the Borrower shall have failed to make such payment on the next Business Day after notice thereof, the Borrower will also pay on demand a late payment charge equal to 5% of the amount of such payment. Nothing in the preceding sentence shall affect the Bank's right to exercise any of its rights or remedies in an Event of Default has occurred.

     Section 2.9.  Set-Off; Computation of Interest; Etc.  The Borrower hereby
                   -------------------------------------
authorizes the Bank, without prior notice to the Borrower or any Subsidiary, if and to the extent payment is not promptly made pursuant to the Revolving Credit Note or the Term Note or pursuant to any of Sections 2.3, 2.5, 2.6, 2.8, 2.10, 4.1, 12 or 13.7 or any other provision hereof or of any other Bank Agreement, to charge against any account of the Borrower or any Subsidiary with the Bank an amount equal to the accrued interest and principal and other amounts from time to time due and payable to the Bank hereunder and under all other Bank Agreements. Interest hereunder and under the Revolving Credit Note and the Term Note shall be computed on the basis of a 365-day year for the number of days actually elapsed. Any increase or decrease in the interest rate on the Sterling Overdraft resulting from a change in the Sterling Base Rate shall be effective immediately from the date of such change. No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment. The outstanding amount of the Revolving Credit Advances (including Sterling Overdrafts) and the Term Note as reflected on the Bank's records from time to time shall be considered correct and binding on the Borrower (absent manifest error) unless within 30 days after receipt of any notice by the Bank of such outstanding amount, the Borrower notifies the Bank in writing to the contrary.

     Section 2.10. Commitment Fee. The Borrower shall pay to the Bank a
                   --------------
commitment fee equal to the product of the Applicable Commitment Fee Rate multiplied by the amount by which the Maximum Revolving Credit Amount exceeds the daily average principal amount of the Revolving Credit Advances outstanding from time to time. The commitment fee shall be payable quarterly in arrears on the first day of each April, July, October and January, commencing January 1, 1998.

     Section 2.11. Increased Costs, Etc.
                   --------------------

          (a) Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law," as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the payment to the Bank of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to the Bank of the principal of or the interest on the Revolving Credit Advances (including Sterling Overdrafts) or the Term Loan or any other amounts payable to the Bank hereunder, or (iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of the Bank in respect of the transactions contemplated herein, or (iv) impose on the Bank any other condition or requirement with respect to this Agreement or any Revolving Credit Advance (including Sterling Overdrafts) or the Term Loan, and the result of any of the foregoing is (A) to increase the cost to the Bank of making, funding or maintaining all or any part of the Revolving Credit Advances (including Sterling Overdrafts) or Term Loan or its commitment hereunder, or (B) to reduce the amount of principal, interest or other amount payable to the Bank hereunder, or (C) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrower hereunder, then, and in each such case not otherwise provided for hereunder, the Borrower will upon demand made by the Bank promptly following the Bank's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of the Bank.

          (b) Anything herein to the contrary notwithstanding, if, after the date hereof, the Bank shall have determined that any present or future applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any of the foregoing, either imposes a requirement upon the Bank to allocate additional capital resources or increases the Bank's requirement to allocate capital resources or the Bank's commitment to make, or to the Bank's maintenance of, the Revolving Credit Advances (including Sterling Overdrafts) or the Term Loan hereunder, which has or would have the effect of reducing the return on the Bank's capital to a level below that which the Bank could have achieved (taking into consideration the Bank's then existing policies with respect to capital adequacy and assuming full utilization of the Bank's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by the Bank to be material, the Bank shall promptly after its determination of such occurrence give notice thereof to the Borrower. The Borrower and the Bank shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate the Bank for such reduction. If the Borrower and the Bank are unable to agree to such adjustment within thirty (30) days of the day on which the Borrower receives such notice, the Bank shall notify the Borrower that the fees payable hereunder shall increase at the end of 90 days by an amount which will, in the Bank's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrower, compensate the Bank for such reduction with effect from the date of the Bank's original notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the Bank's determination of such amount to be conclusive and binding upon the Borrower, absent manifest error. The Borrower may, within such 90-day period, refinance the Bank Obligations without premium or penalty but subject to payment of any amounts due under
Section 4.4.

          (c) In determining the additional amounts payable under this Section 2.11, the Bank may use any reasonable method of averaging, allocating or attributing such additional costs, reductions, payments, foregone interest or other sums among its customers in good faith and on an equitable basis. This
Section 2.11 shall only apply if and to the extent that the additional amounts payable hereunder are not already reflected in the calculation of the Reserve Requirement.

       Section 2.12.  Changed Circumstances.  In the event that:
                      ---------------------
          (a) on any date on which the Applicable Sterling LIBOR Rate would otherwise be set the Bank shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Sterling LIBOR Rate; or

          (b) at any time the Bank shall have determined in good faith (which determination shall be final and conclusive) that:

               (i) the making of a Sterling LIBOR Rate Loan has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market, or (B) compliance by the Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

               (ii) the Sterling LIBOR Rate shall no longer represent the effective cost to the Bank for Pounds Sterling deposits in the London interbank market, as applicable for deposits in which it regularly participates;

then, and in such event, the Bank shall forthwith so notify the Borrower thereof. Until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Bank to allow further Revolving Credit Advances (including Sterling Overdrafts) shall be suspended.
If at the time the Bank so notifies the Borrower, the Parent or the Borrower has previously given the Bank a Notice of Revolving Credit, but the effective date has yet to pass, such Notice of Revolving Credit shall automatically be deemed to be withdrawn and be of no force or effect. If circumstances described in clause (b)(i)(B) arise, then upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), any new requests for Revolving Credit Advances (including Sterling Overdrafts) shall be terminated, but any existing Revolving Credit Advances may continue to be maintained through the end of the applicable Interest Period, and the Term Loan shall bear interest at a rate per annum determined by the Bank (after negotiating in good faith with the Parent) to be the sum of the cost to the Bank (including, if applicable, the Reserve Requirement) of funding the Term Loan from whatever source it may select, and the Applicable Margin.

     Section 2.13. Use of Proceeds. The proceeds of the initial Revolving Credit
                   ---------------
Advance and the Term Loan shall be used by the Borrower to consummate the Daxbourne Acquisition. The proceeds of all future Revolving Credit Advances shall be used by the Borrower for capital expenditures, for general working capital and for other corporate purposes, so long as no Default exists or would result from any such use. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

                     ARTICLE 3. CONDITIONS OF THE CREDITS

     Section 3.1. Conditions to Term Loan and First Revolving Credit Advance.
                  ----------------------------------------------------------
The Bank's obligation to make the Term Loan and first Revolving Credit Advance shall be subject to compliance by the Borrower with its agreements contained in this Agreement, and to the condition precedent that the Bank shall have received each of the following, in form and substance satisfactory to the Bank and its counsel or in the form attached hereto as an Exhibit, as the case may be:

          (a) The Revolving Credit Note and the Term Note duly executed by the Borrower.

          (b) The Security Agreement duly executed by the Borrower and all other actions required to grant the Bank a first, perfected lien on and security interest in the Collateral.

          (c) Copies of the consent votes or certified minutes of the Board of Directors of the Borrower and each Guarantor authorizing the execution, delivery and performance of this Agreement, the Revolving Credit Note, the Term Note, the Security Agreement and the other Bank Agreements to which the Borrower or such Guarantor is a party, certified by the Secretary or an Assistant Secretary of the Borrower or such Guarantor (which certificate shall state that such resolutions are in full force and effect).

          (d) A certificate of the Secretary or an Assistant Secretary of the Borrower or such Guarantor certifying the name and signatures of the officers of the Borrower or such Guarantor authorized to sign this Agreement, the Revolving Credit Note, the Term Note, the Security Agreement and the other Bank Agreements to which the Borrower or such Guarantor is a party and the other documents to be delivered by the Borrower and Guarantors hereunder.

          (e) Certificates of legal existence and corporate good standing for the Guarantors of recent date issued by the appropriate Delaware and Massachusetts authorities.

          (f) The opinion of Bingham Dana LLP, counsel to the Parent and its Subsidiaries dated the date of execution of this Agreement, in form and substance satisfactory to the Bank.

          (g) A certificate of a duly authorized officer of the Borrower, dated the date of the Term Loan and first Revolving Credit Advance, to the effect that all conditions precedent on the part of the Borrower to the execution and delivery hereof and the making of the Term Loan and first Revolving Credit Advance have been satisfied.

          (h) A Compliance Certificate dated the date of the Term Loan and first Revolving Credit Advance, including evidence that the ratio of Consolidated Funded Debt, after giving effect to the closing of the Term Loan and the first Revolving Credit Advance, on a pro-forma basis, to Consolidated EBITDA for the four quarter period ending June 28, 1997, did not exceed 3.0-to-1.0.

          (i) Receipt by the Bank of $20,000 in legal tender of the United States in payment of the Bank's closing fee, which shall be deemed earned in full upon the execution and delivery hereof.

          (j) A certified copy of the Daxbourne Acquisition Documents as duly executed by all the parties thereto.

          (k) A schedule of the Borrower's general insurances and confirmation that such insurances are in place with reputable underwriters or insurers on terms satisfactory to the Bank (and that the Bank's interest will be endorsed) and confirmation that the relevant premiums have been paid.

          (l) A copy of the Memorandum and Articles of Association of the Borrower certified as a true and up to date copy by a director of the Borrower.

          (m) Bank mandates and other documentation in the Bank's standard form relating to the operation of the accounts of the Borrower with the Bank's London Branch completed in terms satisfactory to the Bank.

          (n) Evidence that all other security interests affecting the Borrower or any of its assets (including those to be acquired under the Daxbourne Acquisition Documents) have been discharged.

          (o) Such other documents, certificates and opinions as the Bank may reasonably require.

     Section 3.2. Conditions to All Revolving Credit Advances. The Bank's
                  -------------------------------------------
obligation to make any Revolving Credit Advance (including Sterling Overdrafts) pursuant to this Agreement shall be subject to compliance by the Borrower with its agreements contained in this Agreement and each other Bank Agreement, and to the satisfaction, at or before the making of each Revolving Credit Advance (including Sterling Overdrafts), of all of the following conditions precedent:

          (a) The representations and warranties herein and those made by or on behalf of the Borrower in any other Bank Agreement shall be correct as of the date on which any Revolving Credit Advance (including Sterling Overdrafts) is made, with the same effect as if made at and as of such time (except that the references in Article 5 to the 1996 Financial Statements and the 1997 Daxbourne Financial Statements shall be deemed to refer to the most recent annual audited consolidated financial statements of the Parent and its Subsidiaries furnished to the Bank.)

          (b) On the date of any Revolving Credit Advance (including Sterling Overdrafts) hereunder, there shall exist no Default.

          (c) The Borrower shall have paid the balance of all fees then due and payable to the Bank by it and referenced herein.

          (d) The making of the requested Revolving Credit Advance (including Sterling Overdrafts) shall not be prohibited by any law or governmental order or regulation applicable to the Bank or the Borrower, and all necessary consents, approvals and authorizations of any Person for any such Revolving Credit Advance (including Sterling Overdrafts) shall have been obtained.


                       ARTICLE 4.  PAYMENT AND REPAYMENT

     Section 4.1.  Mandatory Prepayments.
                   ---------------------

          (a) If at any time the aggregate outstanding principal balance of all Revolving Credit Advances (including Sterling Overdrafts) made hereunder exceeds the Maximum Revolving Credit Amount, the Borrower shall immediately repay to the Bank an amount equal to such excess.

          (b) All proceeds of accounts receivable of the Borrower shall be applied to reduce the Sterling Overdraft and the Revolving Credit Advances and such proceeds shall be applied first to reduce the Sterling Overdraft.

          (c) The Borrower will make all required principal payments on the Term Loan on the dates when due.

          (d) The Borrower shall, on the date of receipt of Net Cash Proceeds by the Borrower or any of its Subsidiaries, except for Net Cash Proceeds received by any Guarantor to which the provisions of Section 4.1(d) of the Domestic Credit Agreement apply, from (i) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than Net Cash Proceeds from a transaction permitted under Section 9.5), (ii) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness for borrowed money, except for Bank Obligations, and (iii) the sale or issuance by the Borrower or any of its Subsidiaries of any capital stock or other ownership or profit interest or any warrants, options or rights to acquire capital stock or other ownership or profits interest (other than Net Cash Proceeds from any such sale or issuance which described as one of its purposes undertaking acquisitions if such Net Cash Proceeds are used to finance any transaction permitted under Section 9.7 within ninety (90) days of the receipt of such Net Cash Proceeds by the Borrower), prepay an aggregate principal amount of the Term Loan equal to the amount of such Net Cash Proceeds; provided, however, that such
                                                    --------  -------
amounts may at the request of the Borrower be held as cash Collateral by the Bank, in a separate account with the Bank, accruing interest at the Bank's normal deposit rate for deposits of like amount and duration, until the end of existing Interest Periods, at which time such prepayment shall occur. Partial prepayments of the Term Loan under this Section 4.1(d) shall be applied to the scheduled principal payments in inverse order of maturity.

     Section 4.2. Voluntary Prepayments. The Borrower may repay amounts
                  ---------------------
outstanding under the Sterling Overdraft at any time without notice and may make prepayments to the Bank of any outstanding principal amount of the Revolving Credit Advances (other than under the Sterling Overdraft) or of the Term Loan equal in either case to (Pounds)50,000 or an integral multiple thereof which are Sterling LIBOR Rate Loans in accordance with Section 4.3 at any time prior to 12:00 noon (London time) on any Business Day subject, however, to payment of the amounts set forth in Section 4.4.

    Section 4.3. Payment and Interest Cutoff. Notice of each prepayment of
                 ---------------------------
Revolving Credit Advances (other than under the Sterling Overdraft) or of the Term Loan pursuant to Section 4.2 shall be given to the Bank not later than 12:00 noon (London time) two (2) Business Days prior to the proposed date of payment, and shall specify the total principal amount of such Revolving Credit Advances or the Term Loan to be paid on such date. Notice of prepayment having been given in compliance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrower shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any such Revolving Credit Advances or portions of the Term Loan so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

     Section 4.4. Payments Not at End of Interest Period. If the Borrower for
                  --------------------------------------
any reason makes any payment of principal with respect to any Sterling LIBOR Rate Loan on any day other than the last day of the Interest Period applicable to such Sterling LIBOR Rate Loan, including without limitation by reason of acceleration, or fails to borrow a Revolving Credit Advance after serving a Notice of Revolving Credit with respect thereto pursuant to Section 2.7, the Borrower shall pay to the Bank (i) any customary fixed administrative fee imposed by the Bank and (ii) an amount computed pursuant to the following formula:

                              L = (R - T) x P x D
                                  ---------------
                                        365

     L =  amount payable to the Bank
     R =  the effective rate of interest on such Sterling LIBOR Rate Loan
     T = other obligation, selected in the Bank's sole discretion, maturing on or near the last day of the then applicable Interest Period of such Sterling LIBOR Rate Loan and in approximately the same amount as such Sterling LIBOR Rate Loan can be purchased by the Bank on the day of such payment of principal or failure to the effective interest rate per annum at which any readily marketable bond or borrow
     P =  the amount of principal prepaid or the amount of the requested
          Sterling LIBOR Rate Loan
     D = the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested Interest Period


The Borrower shall pay such amount upon presentation by the Bank of a statement setting forth the amount and the Bank's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.


                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

     In order to induce the Bank to enter into this Agreement and make the Revolving Credit Advances (including Sterling Overdrafts) and the Term Loan as contemplated hereby, the Borrower hereby makes the following representations and warranties, subject in each case to the disclosures set forth in the Disclosure
Letter:

     Section 5.1. Corporate Existence, Charter Documents, Etc. The Parent and
                  -------------------------------------------
each Subsidiary is a corporation validly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and has corporate power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the charter documents and By-Laws of the Parent and each Subsidiary have been delivered to the Bank and are true, accurate and complete as of the date hereof.

     Section 5.2. Principal Place of Business; Location of Records. The
                  -------------------------------------------------
Borrower's registered office is located at 125 London Wall, London, England EC2Y 5AE. Each Guarantor's principal place of business is located at 21 Bristol Drive, South Easton, Massachusetts, and the Borrower and Guarantors have had no other principal place of business during the last six months. All of the books and records or true and complete copies thereof relating to the accounts and contracts of the Parent and each Subsidiary are and will be kept at such location.

     Section 5.3. Qualification. The Parent and each Subsidiary is duly
                  -------------
qualified, licensed and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where its failure to be so qualified would have a material adverse effect on the business, assets or condition, financial or otherwise, of the Parent or any Subsidiary.

     Section 5.4. Subsidiaries. Neither the Borrower nor the Guarantors have any
                  ------------
Subsidiaries except for those listed in Schedule 5.4. All of the issued and
                                        ------------
outstanding capital stock of each Subsidiary listed on Schedule 5.4 is owned of
                                                       ------------
record and beneficially by the Parent, SC Direct or Borrower as set forth on

Schedule 5.4.  Neither the Parent nor the Borrower has any assets except capital
------------
stock of its Subsidiaries.

     Section 5.5. Corporate Power. The execution, delivery and performance of
                  ---------------
this Agreement, the Revolving Credit Note, the Term Note, the Security Agreement and all other Bank Agreements and other documents delivered or to be delivered by the Parent or any Subsidiary to the Bank in connection herewith, and the incurrence of Indebtedness to the Bank hereunder or thereunder, now or hereafter owing,

          (a) are within the corporate powers of the Parent and each Subsidiary, as the case may be, having been duly authorized by its Board of Directors or other similar governing body, and, if required by law, by its charter documents or by its By-Laws, by its stockholders;

          (b) do not require any approval or consent of, or filing with, any governmental agency or other Person other than (i) such approvals and consents as shall have been obtained and delivered to the Bank and (ii) the filing with Companies House of the Security Agreement within twenty-one (21) days after the execution and delivery thereof, and are not in contravention of law or the terms of the charter documents or By-Laws of the Parent and each Subsidiary or any amendment thereof;

          (c)  do not and will not

               (i) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Parent or any Subsidiary is a party or by which the Parent, any Subsidiary or any of their respective properties are bound or affected,

               (ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property of the Parent or any Subsidiary, except as provided in the Bank Agreements, or

               (iii) result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, now in effect having applicability to the Parent or any Subsidiary, or to any of their respective properties.

     Section 5.6. Valid and Binding Obligations. This Agreement, the Revolving
                  -----------------------------
Credit Note, the Term Note, the Security Agreement and all the other Bank Agreements executed in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of the Parent and its Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles.

     Section 5.7. Other Agreements. Neither the Parent nor any Subsidiary is a
                  ----------------
party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which is likely to have a material adverse effect on the business, properties, assets, operations or financial condition of the Parent or any Subsidiary, or which restricts the ability of the Parent or any Subsidiary to carry out any of the provisions of this Agreement, the Revolving Credit Note, the Term Note, the Security Agreement or any of the Bank Agreements executed in connection herewith and therewith.

     Section 5.8 Payment of Taxes. Except as described on Schedule 5.8, the
                 ----------------
Parent has filed all tax returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. All federal tax returns of the Guarantors through their fiscal year ended in 1992 have been audited by the Internal Revenue Service or are not subject to such audit by virtue of the expiration of the applicable period of limitation, and the results of such audits are fully reflected in the balance sheet contained in the 1996 Financial Statements and the 1997 Daxbourne Financial Statements. The Borrower and Guarantors know of no material additional assessments since such date for which adequate reserves appearing in the balance sheet contained in the 1996 Financial Statements or the 1997 Daxbourne Financial Statements have not been established. The Parent and its Subsidiaries have made adequate provisions for all current taxes, and to the best of the Parent's knowledge there will not be any additional assessments for any fiscal periods prior to and including that which ended on the date of said balance sheet in excess of the amounts reserved therefor.

     Section 5.9. Financial Statements. All balance sheets, statements and other
                  --------------------
financial information furnished to the Bank in connection with this Agreement and the transactions contemplated hereby (each of which is listed on Schedule
                                                                     --------
5.9), including, without limitation, the 1996 Financial Statements and the 1997
---
Daxbourne Financial Statements, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for the absence of footnotes with interim statements) and present fairly the consolidated financial condition of the Parent and its Subsidiaries and all such information so furnished was true, correct and complete as of the date thereof.

     Section 5.10. Other Materials Furnished. The written information, exhibits,
                   -------------------------
memoranda or reports furnished to the Bank by or on behalf of the Parent or any Subsidiary in connection with the negotiation of this Agreement, taken as a whole, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

     Section 5.11. Stock. There are presently issued by the Parent and its
                   -----
Subsidiaries and outstanding the shares of capital stock indicated on Schedule
                                                                      --------
5.11. The Parent and its Subsidiaries have received the consideration for which
----
such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. The Parent and its Subsidiaries have no other capital stock of any class outstanding.

     Section 5.12. Changes in Condition. Since the date of the balance sheet contained in the 1996 Financial Statements and the 1997 Daxbourne Financial Statements, there has been no material adverse change in the business or assets or in the financial condition of the Parent or any Subsidiary and neither the Parent nor any Subsidiary has entered into any transaction outside of the ordinary course of business which is material to the Parent or any Subsidiary, except as disclosed on Schedule 5.12. Neither the Parent nor any Subsidiary has
                       --------------
any contingent liabilities of any material amount which are not referred to in the 1996 Financial Statements or the 1997 Daxbourne Financial Statements.

     Section 5.13.  Assets, Licenses, Etc.
                    ---------------------

          (a) The Parent and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their assets, real and personal, including the assets carried on their books and reflected in the 1996 Financial Statements and the 1997 Daxbourne Financial Statements, subject to no liens, charges or encumbrances, except for (i) liens, charges and encumbrances described in Schedule 5.13(a) and permitted by Section 9.2 hereof, and (ii)
             ----------------
assets sold, abandoned or otherwise disposed of in the ordinary course of business. The Parent owns no assets or properties other than the capital stock of its Subsidiaries.

          (b) The Parent and its Subsidiaries own all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct their business as heretofore conducted by them and as now conducted by them each of which is listed, together with Patent and Trademark Office application or registration numbers, where applicable, on Schedule 5.13(b) hereto. The Parent and its
                              ----------------
Subsidiaries conduct their respective businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. To the best knowledge of the Parent, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the Parent and its Subsidiaries.

     Section 5.14. Litigation. Except as described on Schedule 5.8, there is no
                   ----------                         ------------
litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of the Parent, threatened, or any basis therefor, which involves a material risk of any judgment or liability which could, if adversely determined, result in any material adverse change in the business or assets or in the financial condition of the Parent or any Subsidiary, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against the Parent or any Subsidiary which has or may have a material adverse effect on the business or assets or on the financial condition of the Parent or any Subsidiary.

     Section 5.15 Pension Plans. No employee benefit plan established or
                  -------------
maintained by the Parent or any Subsidiary or any other Person which is a member of the same "control group" as the Parent (a "Pension Affiliate"), within the meaning of Section 302(f)(6)(b) of ERISA, (including any multi-employer plan to which the Parent or any Subsidiary contributes) which is subject to Part 3 of Subtitle B of Title I of the ERISA, had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of such plan to which Part 3 of Subtitle B of Title I of ERISA applied, and no material liability under Title IV of ERISA has been, or is expected by the Parent or any Subsidiary to be, incurred with respect to any such plan by the Parent or any Subsidiary or any Pension Affiliate. The execution and delivery by the Parent of this Agreement and the other Bank Agreements executed on the date hereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The Parent and its Subsidiaries have no Pension Plans other than those described on Schedule 5.15.
   -------------

     Section 5.16. Outstanding Indebtedness. The outstanding amount of
                   -------------------------
Indebtedness for borrowed money (including Capitalized Lease Obligations) of the Parent and its Subsidiaries as of the date hereof, is correctly set forth in
Schedule 5.16 hereto, and said Schedule correctly describes the credit
-------------
agreements, guaranties, leases and other instruments pursuant to which such Indebtedness has been incurred and all security interests securing such Indebtedness. Said schedule also describes all agreements and other arrangements pursuant to which the Parent or any Subsidiary may borrow any money.

     Section 5.17. Environmental Matters. Except as set forth in Schedule 5.17,
                   ---------------------                         -------------
          (a) None of the Parent, any Subsidiary or any operator of any of their respective properties is in violation, or to the Parent's knowledge is in alleged violation, of any Environmental Law, which violation would have a material adverse effect on the business, assets or financial condition of the Parent or any Subsidiary.

          (b) None of the Parent, any Subsidiary or any operator of any of their respective properties has received notice from any third party, including without limitation any federal, state, county, or local governmental authority,
(i) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA") or any equivalent state law, with respect to any site or location; (ii) that any hazardous waste, as defined in 42 U.S.C. (S) 6903(5), any hazardous substances, as defined in 42 U.S.C. (S) 9601(14), any pollutant or contaminant, as defined in 42 U.S.C. (S) 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered the Parent, any Subsidiary or another third party or parties (e.g. a committee of potentially
                                              ---
responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

          (c) (i) The Parent, each Subsidiary and, to the best of the Borrower's knowledge, each operator of any real property owned or operated by the Borrower is in compliance, in all material respects, with all provisions of the Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (ii) to the best of the Borrower's knowledge, no portion of property owned, operated or controlled by the Parent or any Subsidiary has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (iii) to the best of the Borrower's knowledge, there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by the Parent or any Subsidiary, which releases could have a material adverse effect on the value of such properties or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by the Parent or any Subsidiary which, through soil or groundwater contamination, may have come to be located on the properties of the Parent or any Subsidiary; (v) to the best of the Borrower's knowledge, there have been no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by the Parent or any Subsidiary.

          (d) None of the properties of the Parent or any Subsidiary is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

     Section 5.18. Foreign Trade Regulations. Neither the Parent nor any
                   -------------------------
Subsidiary is (a) a person included within the definition of "designated foreign country" or "national" of a "designated foreign country" in Executive Order No. 8389, as amended, in Executive Order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter V, Part 515, as amended) or in the Regulations of the Office of Alien Property, Department of Justice (8 C.F.R., Chapter II, Part 507, as amended) or within the meanings of any of the said Orders or Regulations, or of any regulations, interpretations, or rulings issued thereunder, or in violation of said Orders or Regulations or of any regulations, interpretations or rulings issued thereunder; or (b) an entity listed in Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Part 520, as amended).

     Section 5.19. Governmental Regulations. Neither the Parent nor any
                   ------------------------
Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is engaged in a business or activity subject to any statute or regulation which regulates the incurring by the Borrower of Indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

     Section 5.20. Margin Stock. Neither the Parent nor any Subsidiary owns any
                   ------------
"margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is the Parent or any Subsidiary engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock.

     Section 5.21. Confirmation of Representations and Warranties. The Borrower
                   ----------------------------------------------
and Guarantors hereby confirm and restate to the Bank as if set forth herein in full the representations and warranties set forth in Article 5 of the Domestic Credit Agreement.

     Section 5.22. Operation of Business on Consolidated Basis. The Parent and
                   -------------------------------------------
its Subsidiaries conduct a substantial portion of their business on a consolidated basis, including, but not limited to, shared management, accounting, marketing and operations. Any credit obtained by the Parent or any Subsidiary benefits the Parent and all Subsidiaries on a consolidated basis.

     Section 5.23. Daxbourne Acquisition. Simultaneously with the execution and
                   ---------------------
delivery of this Agreement, the Daxbourne Acquisition shall be consummated in accordance with the terms of the Daxbourne Acquisition Documents. The Parent has provided the Bank with true, correct and complete copies of the Daxbourne Acquisition Documents and such documents have not been modified, amended or supplemented and are in full force and effect.

     Section 5.24. Landlord Consents and Waivers. The Borrower shall use its
                   -----------------------------
best endeavours to obtain the Landlord Consents and Waivers executed by the respective landlords of the Borrower's leased premises, if any.


                      ARTICLE 6.  REPORTS AND INFORMATION

     Section 6.1. Interim Financial Statements and Reports. As soon as
                  ----------------------------------------
available, and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Parent, the Parent shall furnish to the Bank (i) consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, shareholders' equity and cash flow of the Parent and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail; and
(ii) a Compliance Certificate.

     Section 6.2. Annual Financial Statements. As soon as available, but in any
                  ---------------------------
event within ninety (90) days after the end of each fiscal year of the Parent, the Parent shall furnish to the Bank (a) consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, shareholders' equity and cash flow of the Parent and its Subsidiaries for such fiscal year, in each case (other than the consolidating statements) reported on by Deloitte & Touche LLP, any other of the "Big 6" accounting firms, or other independent certified public accountants of recognized national standing acceptable to the Bank, which report shall express, without reliance upon others, a positive opinion regarding the fairness of the presentation of such financial statements in accordance with generally accepted accounting principles consistently applied, said report to be without qualification, except in cases of unresolved litigation and accounting changes with which such accountants concur, together with the statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or specifying any Default and the nature thereof, and (b) a Compliance Certificate.

     Section 6.3. Notice of Defaults. As soon as possible, and in any event
                  ------------------
within five (5) Business Days after the Borrower or any Guarantor becomes aware of the occurrence of each Default, the Parent shall furnish to the Bank the statement of their chief executive officer or chief financial officer setting forth details of such Default and the action which the Parent has taken or proposes to take with respect thereto.

     Section 6.4. Notice of Litigation. Promptly after the commencement thereof,
                  --------------------
the Parent shall furnish the Bank written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Parent or any Subsidiary, which, if adversely determined, would have a material adverse affect on the business, assets, or financial condition of the Borrower.

     Section 6.5. Communications with Others. At all times while the stock of
                  --------------------------
the Parent or any Subsidiary is traded publicly, the Parent shall furnish the Bank with copies of all regular, periodic and special reports and all registration statements which is filed with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national or regional securities exchange.

     Section 6.6. Reportable Events. At any time that the Parent or any
                  -----------------
Subsidiary have a Pension Plan, the Parent or such Subsidiary shall furnish to the Bank, as soon as possible, but in any event within thirty (30) days after the Parent or such Subsidiary knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the statement of its chief executive officer or chief financial officer setting forth the details of such Reportable Event and the action which the Parent or such Subsidiary has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

     Section 6.7. Reports to other Creditors. Promptly after filing the same,
                  --------------------------
the Parent shall furnish to the Bank copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of the Parent or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other provision of this Agreement.

     Section 6.8. Communications with Independent Public Accountants. At any
                  --------------------------------------------------
reasonable time and from time to time, the Parent shall provide the Bank and any agents or representatives of the Bank access to the independent public accountants of the Parent and its Subsidiaries to discuss the their financial condition, including, without limitation any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of the Parent and its Subsidiaries and the Borrower shall cooperate with the Bank and such accountants to facilitate any such discussion. Promptly after the receipt thereof, the Parent shall, at the Bank's request, furnish to the Bank copies of any written recommendations concerning the management, finances, financial controls, or operations of the Parent or any Subsidiary received from the Borrower's independent public accountants.

     Section 6.9. Environmental Reports. The Parent shall furnish to the Bank:
                  ---------------------
(a) not later than seven days after notice thereof, notice of any enforcement actions, or, to the knowledge of the Parent, threatened enforcement actions affecting the Parent or any Subsidiary by any Governmental Authority related to Environmental Laws; (b) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments, and other written communications pertaining to any such orders, notices, claims and assessments received by the Parent or any Subsidiary from any Governmental Authority; (c) not later than seven days after notice thereof, notice of any civil claims or threatened civil claims affecting the Parent or any Subsidiary by any third party alleging any violation of Environmental Laws or harm to human health or the environment; (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of the Parent or any Subsidiary, other third party (e.g., committee of potentially responsible parties at a Superfund site), or any combination of same, submitted to a Governmental Authority in response to any communication referenced in subsections (a) and (b) herein simultaneously with their submission to such Governmental Authority; and (e) from time to time, on request of the Bank, evidence of the Parent's and any Subsidiaries' insurance coverage, if any, for any environmental liabilities.

     Section 6.10. Miscellaneous. The Parent shall provide the Bank with such
                   -------------
other information that is reasonably available to the Parent as the Bank may from time to time request respecting the business, properties, prospects, condition or operations, financial or otherwise, of the Parent and any Subsidiaries.

     Section 6.11. Notice of Notice under Daxbourne Acquisition Documents. As
                   ------------------------------------------------------
soon as possible, and in any event within five (5) Business Days after the Parent or any Subsidiary gives or receives any notice under the Daxbourne Acquisition Documents, the Parent shall furnish to the Bank a copy of such notice and a statement of its chief executive officer or chief financial officer setting forth the action which the Parent has taken or proposes to take with respect thereto.


                        ARTICLE 7. FINANCIAL COVENANTS

     On and after the date hereof, until all of the Bank Obligations shall have been paid in full and the Bank shall have no commitment hereunder, the Borrower and the Guarantors agree that the Parent and its Subsidiaries shall observe the following covenants:

     Section 7.1. Ratio of Consolidated Senior Funded Debt to Consolidated
                  --------------------------------------------------------
EBITDA. The Parent and its Subsidiaries shall not permit the ratio of
------
Consolidated Senior Funded Debt on any date to Consolidated EBITDA for the most recent four quarter period for which financial statements have been delivered pursuant to Section 6.1 (the "Consolidated Leverage Ratio") to be greater than
(a) 3.00-to-1.00 at the Closing Date (the first date such ratio is to be tested) and at any time thereafter but prior to October 3, 1998, (b) 2.50-to-1.00 at October 3, 1998 and any time thereafter but prior to January 2, 1999, (c) 2.00-to-1.00 at January 2, 1999 and any time thereafter but prior to January 1, 2000, and (d) 1.50-to-1.00 at January 1, 2000 and at any time thereafter.

     Section 7.2. Ratio of Consolidated Operating Cash Flow to Consolidated
                  ---------------------------------------------------------
Total Debt Service. The Parent and its Subsidiaries shall not permit for any
------------------
period of four consecutive fiscal quarters, commencing with the period ending January 3, 1998, the ratio of

(a) Consolidated Operating Cash Flow to (b) Consolidated Total Debt Service, to be less than 1.5-to-1.0.

     Section 7.3. Minimum Consolidated EBITDA. The Parent and its Subsidiaries
                  ---------------------------
shall earn Consolidated EBITDA for each period of four consecutive fiscal quarters, commencing with the period ending January 3, 1998, of not less than $3,800,000.


                       ARTICLE 8.  AFFIRMATIVE COVENANTS

     On and after the date hereof, until all of the Bank Obligations shall have been paid in full and the Bank shall have no commitment hereunder, the Borrower and Guarantors covenant that they will, and will cause each of their Subsidiaries to, comply with the following covenants and provisions:

     Section 8.1. Existence and Business. The Parent and each Subsidiary will
                  ----------------------
(a) subject to Section 9.6, preserve and maintain their corporate existence and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, (b) preserve and maintain in full force and effect all material rights, licenses, patents and franchises, (c) comply in all material respects with all valid and applicable statutes, rules and regulations necessary for the conduct of business, and (d) engage only in (i) the businesses in which they are currently engaged as of the Closing Date and
(ii) businesses reasonably related to the businesses in which they are currently engaged as of the Closing Date; provided that (A) such reasonably related businesses do not involve direct retail operations and do not require significant expenditures or commitments and (B) the addition of such reasonably related businesses does not materially change the nature of the Borrower's or Guarantors' business.

     Section 8.2. Taxes and Other Obligations. The Parent and each Subsidiary
                  ---------------------------
(a) will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all material taxes, assessments and other governmental charges, imposed upon them and their properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law result in a lien or charge upon any of their properties; provided, however, that the Parent and any Subsidiary may contest any such charges or claims in good faith so long as (i) an adequate reserve therefor has been established and is maintained if and as required by generally accepted accounting principles and (ii) no action to foreclose any such lien has been commenced, and (b) will promptly pay or cause to be paid when due, or in conformance with customary trade terms (but not later than 60 days from the due date in the case of trade debt), all lease obligations, trade debt and all other Indebtedness incident to their operations. The Borrower and each Subsidiary shall cause all applicable tax returns and all amounts due thereunder to be filed and paid, as the case may be, in order to maintain their good standing with the Internal Revenue Service and state, local and foreign tax authorities.

     Section 8.3. Maintenance of Properties and Leases. The Parent and each
                  ------------------------------------
Subsidiary shall maintain, keep and preserve all of their properties (tangible and intangible) in good repair and working order, ordinary wear and tear excepted. The Parent and each Subsidiary shall replace and improve their properties as necessary for the conduct of their business. The Parent and each Subsidiary shall comply in all material respects with all leases naming any of them as lessees.

     Section 8.4. Insurance. The Parent and each Subsidiary (a) will keep their
                  ---------
principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount sufficient to avoid co-insurance liability, and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in a manner reasonably satisfactory to the Bank, and in any event as customary for companies in similar businesses similarly situated; provided, however, that on prior notice to the Bank they may effect workmen's
--------  -------
compensation insurance through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan. The provisions of the Security Agreement relating to insurance shall not be limited by the provisions of this Section 8.4. On request of the Bank from time to time, the Borrower will render to the Bank a statement in reasonable detail as to all insurance coverage required by this Section. A description of the material elements of insurance coverage of the Parent and its Subsidiaries as of the date hereof is set forth on Schedule 8.4.
                                                   ------------

     Section 8.5. Records, Accounts and Places of Business. The Parent and each
                  ----------------------------------------
Subsidiary shall maintain comprehensive and accurate records and accounts in accordance with generally accepted accounting principles consistently applied. The Parent and each Subsidiary shall maintain adequate and proper reserves. The Parent and each Subsidiary will promptly notify the Bank of (a) any changes in the places of business of the Parent and any Subsidiary and (b) any additional places of business which may arise hereafter.

     Section 8.6. Inspection. At any reasonable time and from time to time, and,
                  ----------
so long as no Event of Default has occurred and is continuing, upon reasonable notice to the Parent, the Borrower shall permit the Bank and any of the Bank's agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and their Subsidiaries with any of their officers or directors.

     Sec 8.7. Maintenance of Accounts.  The Parent and its Subsidiaries shall
              -----------------------
maintain the Bank as their depository for their operating, concentration and disbursement accounts.

                        ARTICLE 9. NEGATIVE COVENANTS

     On and after the date hereof, until all of the Bank Obligations shall have been paid in full and the Bank shall have no further commitment hereunder, the Borrower and the Guarantors covenant that none of them nor any of their Subsidiaries will, without the prior express written consent or waiver of the
Bank:

     Section 9.1. Restrictions on Indebtedness. Create, incur, suffer or permit
                  ----------------------------
to exist, or assume or guaranty, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

          (a) Indebtedness on account of Consolidated Current Liabilities (other than for money borrowed) incurred in the normal and ordinary course of business.

          (b) Indebtedness in respect of (i) taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.2 hereof, (ii) judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which the Parent or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review in a manner satisfactory to the Bank and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which adequate reserves have been established in accordance with generally accepted accounting principles, and (iii) endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business.

          (c) Indebtedness in an amount not to exceed in aggregate (i) $100,000 in respect of purchase money security interests permitted under Section 9.2(b) hereof and (ii) $500,000 in respect of a purchase money security interest in a new computer system permitted under Section 9.2(b) hereof.

          (d)  Indebtedness to the Bank.

          (e) Indebtedness under the Domestic Credit Agreement to the Bank.

     Section 9.2. Restriction on Liens. Create or incur or suffer to be created
                  --------------------
or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases) or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the Massachusetts Uniform Commercial Code) with or without recourse; provided, however, that the Parent or any Subsidiary
                          --------  -------
may create or incur or suffer to be created or incurred or to exist:

          (a) Liens and security interests securing the Bank Obligations.

          (b) Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by the Borrower, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions; provided, however, that no such
                                                --------  -------
purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition.

          (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security; liens in respect of judgments or awards to the extent such judgments or awards are permitted as Indebtedness by the provisions of Section 9.1(c); and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with
Section 8.2.

          (d) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of the owner or lessee.

          (e) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding, provided the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings satisfactory to the Bank.

          (f) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

          (g) Liens, pledges or guaranties in favor of the Bank securing obligations under the Domestic Credit Agreement.

     Nothing contained in this Section 9.2 shall permit the Borrower to incur any Indebtedness or take any other action or permit to exist any other condition which would be in contravention of any other provision of this Agreement.

     Section 9.3. Restrictions on Asset Acquisition. In the case of the Parent,
                  ---------------------------------
acquire any assets other than capital stock in its Subsidiaries all of which will be pledged to the Bank pursuant to the Pledge Agreement.

     Section 9.4. Investments. Have outstanding or hold or acquire or make or
                  -----------
commit itself to acquire or make any Investment except the following:

          (a) Investments having a maturity of less than one year from the date thereof by the Borrower in: (i) obligations of the Bank; (ii) obligations of the United States of America or any agency or instrumentality thereof; (iii) repurchase agreements involving securities described in clauses (i) and (ii) with the Bank; and (iv) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively, or their successors;

          (b) Existing Investments of the Parent and its Subsidiaries in Subsidiaries, as described on Schedule 5.4;
                              ------------

          (c) Investments of the Parent or any of its Subsidiaries in new wholly-owned Subsidiaries incorporated under the laws of any state of the United States formed or acquired after the date hereof, provided that on or prior to the date of formation or acquisition thereof:

               (i) such Subsidiary becomes a Borrower hereunder, jointly and severally, or, at the Bank's option, guaranties the payment and performance of the Bank Obligations to the Bank, all on terms and conditions as reasonably requested by the Bank;

               (ii) such Subsidiary becomes a party to the Security Agreement, or executes supplemental security agreements similar in form and scope, pursuant to which such Subsidiary grants to the Bank a security interest in and lien on all assets of such Subsidiary;

               (iii) the owner of such Subsidiary's capital stock executes a pledge agreement in favor of the Bank, pursuant to which all of the capital stock of such Subsidiary is pledged to the Bank and certificates for such shares together with stock powers executed in blank are delivered to the Bank;

               (iv) the Parent delivers to the Bank lien searches demonstrating that the assets of such Subsidiary are not subject to any liens or encumbrances of record except such as would be permitted under Section 9.2;

               (v) the Parent delivers to the Bank an opinion of counsel, in form and substance satisfactory to the Bank, as to such Subsidiary, the execution, delivery and performance of the documents executed by such Subsidiary and the Parent referred to above, and such other matters as reasonably requested by the Bank; and

               (vi) the Parent and such Subsidiary deliver to the Bank such additional instruments, certificates, and documents as the Bank may reasonably request relating to the requirements set forth above;

          (d) Investments consisting of normal travel and similar advances to employees of the Parent and its Subsidiaries not exceeding $50,000 in the aggregate at any one time outstanding; and

          (e) Investments consisting of advances to Royal Advertising & Marketing, Inc. ("Royal") to pay for advertising and marketing expenses contracted by Royal for the benefit of the Borrower.

     Section 9.5. Dispositions of Assets. Sell, lease or otherwise dispose of
                  ----------------------
any assets except for (a) the sale, lease or other disposition of inventory or other property (not including receivables) in the ordinary course of business and (b) the SC Publishing Disposition.

     Section 9.6. Assumptions, Guaranties, Etc. of Indebtedness of Other
                  ------------------------------------------------------
Persons. Assume, guaranty, endorse or otherwise be or become directly or
-------
contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and except for guaranties in favor of the Bank under the Domestic Credit Agreement and this Agreement.

     Section 9.7. Mergers, Etc. Enter into any merger or consolidation with or
                  ------------
acquire all or substantially all of the assets or capital stock of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that (a) any Subsidiary may merge into the Parent or any other Subsidiary, (b) the Parent and any Subsidiary may consummate a Permitted Acquisition or enter into a merger with another entity, provided that immediately after and giving effect thereto, no event shall occur and be continuing which constitutes a Default (including under Section 8.1 and including under Article 7, assuming that the financial restrictions set forth in Article 7 are applied immediately after and giving effect to such acquisition or merger) and provided further that the Parent or such Subsidiary is the surviving corporation to any such merger and (c) the Parent may effect all or any portion of the SC Publishing Disposition at any time prior to June 30, 1998.

     Section 9.8. ERISA. At any time while the Parent or any Subsidiary has a
                  -----
Pension Plan, permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by the Parent or any Subsidiary or to which contributions are made by the Parent or any Subsidiary (the "Plans"), and which are subject to the "Pension Reform Act" and the rules and regulations thereunder or to Section 412 of the Code, and at all times comply in all material respects with the provisions of the Act and Code which are applicable to the Plans. The Parent will not permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section 4068 of the Pension Reform Act to attach to the assets of the Parent or any Subsidiary.

     Section 9.9. Distributions. Make any Distribution or make any other
                  -------------
payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding, except that (a) any Subsidiary may make a Distribution to the Parent and (b) the Parent may make Permitted Restricted Payments so long as no Default exists or would result from any such Permitted Restricted Payment.

     Section 9.10. Sale and Leaseback. Sell or transfer any of its properties
                   ------------------
with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

     Section 9.11. Transactions with Affiliates. Enter into any transaction,
                   ----------------------------
including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except (a) for arm's length transactions in the ordinary course of business on terms no more favorable to such Affiliate than could be obtained from an unaffiliated third party and (b) that the Parent and its Subsidiaries may pay salaries, fees and bonuses to its directors, officers and employees as are usual and customary in the Parent's or its Subsidiaries' business.


                  ARTICLE 10.  EVENTS OF DEFAULT AND REMEDIES

     Section 10.1. Events of Default. Each of the following events shall be
                   -----------------
deemed to be Events of Default hereunder:

          (a) The Borrower shall fail to make any payment in respect of (i) the principal of any of the Bank Obligations as the same shall become due, whether at the stated payment dates or by acceleration or otherwise, or (ii) interest or commitment fees on or in respect of any of the Bank Obligations as the same shall become due, and such failure shall continue for a period of five (5) days.

          (b) The Parent or any Subsidiary shall fail to perform or observe any of the terms, covenants, conditions or provisions of Sections 6.1, 6.2, 6.3, 6.4, 6.8, Article 7, Sections 8.1, 8.2 and 8.6 and Article 9 hereof.

          (c) The Parent or any Subsidiary shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by the Parent or such Subsidiary under this Agreement or any other Bank Agreement, and such failure shall not be rectified or cured to the Bank's satisfaction within thirty
(30) days after the occurrence thereof.

          (d) The Bank shall determine that any representation or warranty of the Parent or any Subsidiary herein or in any other Bank Agreement or any amendment to any thereof shall have been materially adversely false or misleading at the time made or intended to be effective.

          (e) The Borrower or any U.K. Subsidiary shall fail to make any payment of Indebtedness for money borrowed by the Borrower or such U.K. Subsidiary when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, and such failure shall permit the holder thereof to accelerate an aggregate amount in excess of $100,000 of such Indebtedness.

          (f) The Parent or any Subsidiary shall be involved in financial difficulties as evidenced:

               (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

               (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

               (3) by the entry of an order for relief in any involuntary case commenced under said Title 11;

               (4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

               (5) by the entry of an order by a court of competent jurisdiction
     (1) by finding it to be bankrupt or insolvent, (2) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within 30 days;

               (6) by the filing of a petition against the Parent or any Subsidiary under said Title 11 which shall not be vacated within 60 days; or

               (7) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property, or

               (8) by any event similar or analogous to any of the events described above occurring, whether in England or elsewhere.

          (g) There shall have occurred a judgment against the Parent or any Subsidiary in any court (i) for an amount in excess of $200,000 and from which no appeal has been taken or with respect to which all appeal periods have expired, unless such judgment is, to the Bank's satisfaction, insured against in full, or (ii) which shall have a materially adverse effect upon the assets, properties or financial condition of the Borrower.

          (h) Both Steven L. Bock and Stephen M. O'Hara shall cease to serve actively as full-time employee of the Guarantors, whether by reason of death, disability, resignation, action by the Board of Directors, or otherwise, and 90 days shall have passed without express written waiver.

          (i) Any "Event of Default" under the Domestic Credit Agreement or any other Bank Agreement shall have occurred.

     Section 10.2. Remedies. Upon the occurrence of an Event of Default, in each
                   --------
and every case, the Bank may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Bank Agreement or in any instrument delivered to the Bank pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Bank Agreement or any such instrument, and (unless there shall have occurred an Event of Default under Section 10.1(f), in which case the unpaid balance of Bank Obligations shall automatically become due and payable) may, by notice in writing to the Borrower declare (a) its obligation to make Revolving Credit Advances (including Sterling Overdrafts) to be terminated, whereupon such obligation shall be terminated and/or (b) declare all or any part of the unpaid balance of the Bank Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived. In such event, the Bank may proceed to enforce payment of such balance or part thereof in such manner as it may elect, and the Bank may offset and apply toward the payment of such balance or part thereof any Indebtedness of it to the Parent, or to any obligor on the Bank Obligations, including any Indebtedness represented by deposits in any general or special account maintained with the Bank or with any other bank controlling, controlled by or under common control with the Bank.


                  ARTICLE 11.  WAIVERS; AMENDMENTS; REMEDIES

     No delay or omission on the part of the Bank in exercising its rights and remedies against the Borrower or any other interested party shall constitute a waiver of any rights or remedies of the Bank. A breach by the Borrower of their obligations under this Agreement may be waived only by a written waiver executed by the Bank. The Bank's waiver of a breach by the Borrower in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, the Borrower hereby agrees to waive, and do hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Revolving Credit Note and the Term Note, (b) any requirement of diligence or promptness on the Bank's part in the enforcement of its rights under the provisions of this Agreement or any Bank Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to the Borrower's liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Revolving Credit Note, the Term Note or any other Bank Obligation or (ii) under any other Bank Agreement. No course of dealing between the Borrower and the Bank shall operate as a waiver of any of the Bank's rights under this Agreement or any Bank Agreement or with respect to any of the Bank Obligations. This Agreement shall be amended only by a written instrument executed by the parties hereto making explicit reference to this Agreement. The Bank's rights and remedies under this Agreement and under all subsequent agreements between the Bank and the Borrower shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be available to the Bank in law or at equity.


                         ARTICLE 12. INDEMNIFICATION

     Without limitation of any other obligation or liability of the Borrower or right or remedy of the Bank contained herein, the Borrower hereby covenants and agrees to indemnify and hold the Bank, and the shareholders, directors, agents, officers, partners, subsidiaries and affiliates of the Bank, harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby other than any such claims which are determined by a final, non-appealable order of a court to be the result of the Bank's or such indemnified party's gross negligence or willful misconduct. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Borrower hereunder, such indemnified party shall notify the Borrower in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder to the extent the Borrower demonstrate to the reasonable satisfaction of such indemnified party that such failure to provide notice prejudiced the Borrower in its defense of such claim. The Borrower shall have the right, at their option upon notice to the indemnified parties, to defend any such matter at their own expense and with their own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified party shall cooperate with the Borrower in the defense of such matter. The indemnified party shall have the right to employ separate counsel and to participate in the defense of such matter at its own expense. In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Borrower, (b) the Borrower have failed to assume the defense of such matter or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which are different from those available to or against the Borrower, then the Borrower shall not have the right to assume the defense of such matter with respect to such indemnified party.
The Borrower shall not be liable for any compromise or settlement of any such matter effected without its written consent, provided that any such consent or refusal to consent may not be unreasonably delayed. The Borrower shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, provided that any such consent or refusal to consent may not be unreasonably withheld or delayed; provided that the Borrower shall not be liable for any damages in excess of those for which it would have been liable had the indemnified party accepted such compromise or settlement offer.


                          ARTICLE 13.  MISCELLANEOUS

     Section 13.1. Successors and Assigns.
                   ----------------------
          (a) This Agreement shall bind and shall be enforceable by the respective successors and assigns of the parties hereto. The representations and warranties made by the Borrower in this Agreement shall bind the Borrower's and Guarantors' successors and assigns.

          (b) The Bank and any subsequent holder of all or a portion of the Bank's interests hereunder shall have the right from time to time and at any time to sell, assign, transfer, negotiate and grant participation interests in all or any part of its commitments hereunder, the Revolving Credit Note, the Term Note and its rights under any other Bank Agreement to one or more Qualified Banks; provided,
                                                               --------
however, that any such transfer, assignment or participation shall be of a
-------
proportionate interest in each of the Revolving Credit Note, the Term Note and the commitment hereunder and shall aggregate not less than $3,000,000; provided,
                                                                       --------
further, however, that if any such assignment creates liabilities under Section
----------------
2.11, effective on the date of such assignment, which were not applicable immediately prior to such assignment, the prior written consent of the Borrower to such assignment shall be required. In the case of any such sale, assignment, transfer, negotiation or participation of all or any portion of such commitments, the Revolving Credit Note, the Term Note and its rights under any other Bank Agreement, the assignee, transferee or recipient thereof shall have, to the extent of such sale, assignment, transfer, negotiation or participation, the same rights, benefits and obligations as the Bank hereunder. The Borrower hereby acknowledge and agree that any such transfer, assignment or other disposition described in this Section 13.1(b) (other than participations) will give rise to direct obligations of the Borrower to the buyer, assignee or transferee, as the case may be, and in such event the term "Bank" as used herein shall include each such buyer, assignee or transferee, each of which, to the extent of its interest therein, may rely on, and possess all rights of the Bank hereunder, under the Revolving Credit Note, the Term Note and under all other Bank Agreements.

     Section 13.2. Notices. All notices and other communications made or
                   -------
required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by nationally-recognized overnight carrier service, addressed as follows:

          (a) If to the Bank, at Bank of Boston House, 39 Victoria Street, London SW1H OED, Attention: Corporate Banking, with a copy to 100 Federal Street, Boston, MA 02110, Attention: Andrew D. Stickney, Assistant Vice President, or at such other address(es) or to the attention of such other Person as the Bank shall from time to time designate in writing to the Borrower.

          (b) If to the Borrower, at 9 Fenning Street, London SE1 3QR, England,
Attention: President, with a copy c/o Specialty Catalog Corp., 21 Bristol Drive, South Easton, MA 02375, Attention: Steven L. Bock, or at such other address(es) or to the attention of such other Person as the Borrower shall from time to time designate in writing to the Bank.

     Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given when mailed.

     Section 13.3. Merger. This Agreement and the other Bank Agreements
                   ------
contemplated hereby constitute the entire agreement of the Borrower and the Bank and express the entire understanding of the Borrower and the Bank with respect to credit advanced or to be advanced by the Bank to the Borrower.

     Section 13.4. Governing Law; Jurisdiction. This Agreement shall be governed
                   ---------------------------
by and construed and enforced under English Law. The Borrower and the Guarantors hereby irrevocably agree for the exclusive benefit of the Bank that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as "Proceedings") arising out of or in connection with this Agreement may be brought in such courts. The Borrower irrevocably waives (and irrevocably agrees not to raise) any objection which they may have now or hereafter to the laying of the venue of any Proceedings in any such court as referred to in this Section and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in any such court shall be conclusive and binding upon the Borrower and the Guarantors and may be enforced in the courts of any other jurisdiction. Nothing in this Section 13.4 shall limit the right of the Bank to take Proceedings against the Borrower and the Guarantors in any court of competent jurisdiction, nor shall taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. The Guarantors hereby irrevocably appoint the Borrower at its registered office from time to time to accept service of any Proceedings on their behalf. Nothing herein shall affect the right to serve process in any other manner permitted by law.

     Section 13.5. Counterparts. This Agreement and all amendments to this
                   ------------
Agreement may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

     Section 13.6. Expenses. The Borrower agree, jointly and severally, to pay
                   --------
on demand, all of the Bank's reasonable expenses in preparing, executing, delivering and administering this Agreement, all amendments hereto, and the Revolving Credit Note, the Term Note, the Security Agreement and the other Bank Agreements and related instruments and documents, and perfecting and maintaining its liens under the Security Agreements, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank's special U.S. counsel, Goodwin, Procter & Hoar LLP and the Bank's English solicitors Pinsent Curtis, and the Bank's expenses in connection with audits and Commercial Finance Exams of the Borrower, which the Bank agrees shall, so long as no Event of Default has occurred and is continuing, be held no more frequently than once in each fiscal year of the Borrower. The Borrower also agrees to pay on demand and on an indemnity basis out-of-pocket expenses incurred by the Bank, including, without limitation, legal and accounting fees, in connection with the collection of amounts upon the occurrence of an Event of Default hereunder, the revision, protection or enforcement of any of the Bank's rights against the Borrower under the Agreement, the Revolving Credit Note, the Term Note, the Security Agreement and the other Bank Agreements and the administration of special problems that may arise under this Agreement or any other Bank Agreement. The Borrower also agree to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents.

     Section 13.7. Reliance on Representations and Actions of the Parent. The
                   -----------------------------------------------------
Borrower hereby appoint the Parent as the Borrower's agent to execute, deliver and perform, on behalf of the Borrower, any and all notices, certificates, documents and actions to be executed, delivered or performed hereunder or under any Bank Agreement, and the Borrower hereby agree that the Bank may rely upon any representation, warranty, certificate, notice, document or telephone request which purports to be executed or made or which the Bank in good faith believes to have been executed or made by the Parent or any of its executive officers, and the Borrower hereby further, jointly and severally, agree to indemnify and hold the Bank harmless for any action, including the making of Revolving Credit Advances (including Sterling Overdrafts) hereunder, and any loss or expense, taken or incurred by the Bank as a result of its good faith reliance upon any such representation, warranty, certificate, notice, document or telephone request.

     Section 13.8. WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER AGREE THAT
                   --------------------
NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS AGREEMENT, THE REVOLVING CREDIT NOTE, THE TERM NOTE, ANY BANK AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE BORROWER HAVE AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     IN WITNESS WHEREOF, the Borrower, the Guarantors and the Bank have caused this Credit Agreement to be executed by their duly authorized officers as of the date set forth above.

                    DAXBOURNE INTERNATIONAL LIMITED


                    By:            /s/ Steven L. Bock
                       --------------------------------
                              Name:    Steven L. Bock
                              Title:   Director


                    SPECIALTY CATALOG CORP.


                    By:            /s/ Steven L. Bock
                       --------------------------------
                              Name:    Steven L. Bock
                              Title:   CEO


                    SC CORPORATION d/b/a SC DIRECT


                    By:            /s/ Steven L. Bock
                       --------------------------------
                              Name:    Steven L. Bock
                              Title:   CEO


                    SC PUBLISHING, INC.


                    By:            /s/ Steven L. Bock
                       --------------------------------
                              Name:    Steven L. Bock
                              Title:   CEO


                    BANKBOSTON, N.A.,
                    acting through its London Branch


                    By:           /s/ Michael J. Rowe
                       --------------------------------
                              Name: Michael J. Rowe
                              Title: Vice President